UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K /A
Amendment No. 1

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 24, 2010

Western Ridge Minerals, Inc.
(Exact name of small business issuer as specified in its charter)

Nevada	n/a
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

398 Lemon Creek Dr., Suite A, Walnut, CA 91789
(Address of principal executive offices)

(909) 598-0618
(Issuer’s telephone number)

#404, 10153 – 117th Street, Edmonton, Alberta, Canada (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

   [ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   [ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   [ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   [ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01     Entry Into a Material Definitive Agreement

On June 24, 2010, we entered into a Share Exchange Agreement (the “Exchange Agreement”) with Sunvalley Solar, Inc., a private California corporation (“Sunvalley”). In connection with the closing of this transaction, we acquired all of the issued and outstanding shares of Sunvalley, which resulted in Sunvalley becoming our wholly-owned subsidiary (the “Acquisition”).

In addition, pursuant to the terms and conditions of the Exchange Agreement:

▪
The holders of all of the capital stock of Sunvalley issued and outstanding immediately prior to the closing of the Acquisition exchanged their shares on a pro-rata basis for 2,514,959 newly-issued shares of our common stock.

▪	Following the closing of the Acquisition, our former sole officer and director, Marco Bastidas, and four other individuals canceled and returned a total of 3,820,000 shares of common stock.

▪	As a result, immediately following the Acquisition, there were 4,191,359 shares of our common stock issued and outstanding.

▪	Our sole officer and director immediately prior to the Acquisition, Marco Bastidas, resigned from the board and from all offices.

▪	Our board of directors was reconstituted to consist of Zhijian (James) Zhang, Hangbo (Henry) Yu, and Anyork Lee who, prior to the Acquisition, were the directors of Sunvalley.

▪	Our board appointed the following new officers and directors, each of who had served in the same capacity as an officer of Sunvalley prior to the acquisition:

o	Zhijian (James) Zhang, President and Chief Executive Officer
o	Mandy Chung, Chief Financial Officer, Secretary, and Treasurer
o	Hangbo (Henry) Yu, General Manager
o	Fang Xu, Chief Technology Officer
o	Shirley Liao, Director of Administration

▪	Concurrently with the Acquisition, our former sole officer and director, Marco Bastidas, received a transfer of all assets and agreed to assume all liabilities related to our pre-acquisition business.

As of the date of the Exchange Agreement and currently, there are no material relationships between us or any of our affiliates and Sunvalley, other than with regard to the Exchange Agreement.

The foregoing description of the Exchange Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Exchange Agreement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

Section 2 – Financial Information

Item 2.01.     Completion of Acquisition or Disposition of Assets

As used in this Current Report on Form 8-K, all references to the “Company,” “Sunvalley,” “we,” “our” and “us” or similar terms, refer to Western ridge Minerals, Inc., including its predecessors and its subsidiaries, except where the context makes clear that the reference is only to Sunvalley. Information about the Company and the principal terms of the Acquisition are set forth below.

Acquisition

The Acquisition. On June 24, 2010, in accordance with the Exchange Agreement dated June 24, 2010 we acquired all of the issued and outstanding shares of Sunvalley, which resulted in Sunvalley becoming our wholly-owned subsidiary.  In exchange for all of the issued and outstanding shares of Sunvalley, the shareholders of Sunvalley received a total of 2,514,959 shares of our common stock, which represented approximately 60% of our outstanding common stock following the Acquisition and related transactions described in Item 1.01 of this Current Report.

At the time of the Acquisition, neither we nor Sunvalley had any options to purchase shares of capital stock outstanding. Additionally, at the time of the Acquisition, neither we nor Sunvalley had any warrants to purchase shares of capital stock outstanding.

There were 5,496,400 shares of our common stock outstanding before giving effect to the stock issuances in the Acquisition and the cancellation of 3,820,000 shares by Mr. Marco Bastidas and certain other shareholders. Following these events, there were 4,191,359 shares outstanding, including:

Shares	Held by:
2,514,959	Sunvalley Shareholders
1,676,400	Existing shareholders

The issuance of shares of our common stock to the former holders of Sunvalley’s capital stock in connection with the Acquisition was not registered under the Securities Act of 1933, as amended (the “Securities Act”), but was performed in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act and/or Regulation D promulgated under that section, which exempts transactions by an issuer not involving any public offering.

Prior to the Acquisition, there were no material relationships between us and Sunvalley, or any of their respective affiliates, directors or officers, or any associates of their respective officers or directors, other than as disclosed in this Current Report.

General Changes Resulting from the Acquisition. Following the Acquisition, we intend to carry on the business of Sunvalley as our primary line of business. We have relocated our principal executive offices to 398 Lemon Creek Dr., Suite A, Walnut, CA 91789.  Our telephone number is now (909)598-0618.

Pre-Acquisition stockholders of Sunvalley will be required to exchange their existing Sunvalley stock certificates for our certificates. Our common stock is currently quoted on the OTC Bulletin Board (“OTCBB”), which is sponsored by FINRA. The OTCBB is a network of security dealers who buy and sell stock. The dealers are connected by a computer network that provides information on current "bids" and "asks", as well as volume information. As of June 29, 2010, our shares were quoted on the OTCBB under the symbol “WMRI.OB”

The Acquisition and its related transactions were approved by the holders of a requisite number of shares of Sunvalley’s common stock by written consent. Under California law, Sunvalley’s stockholders who did not consent to the Acquisition may have dissenter’s rights in California as a result of the proposed share exchange.  Any qualifying dissenting shareholder who desires to exercise dissenters rights under the Chapter 13 of the California Corporations Code, must make written demand upon the Company within 30 days for the purchase of such shareholder’s shares and payment to such shareholder of the fair market value of such shares in cash.  Such written demand shall state the number and class of shares held of record by such shareholder and shall state the dollar amount per share that such shareholder claims to be the fair market value of the day before the announcement of the proposed share exchange.  In addition, to perfect dissenter’s rights, such shareholder must comply with all of the conditions and other procedures set forth in Sections 1300-1304 of Chapter 13 of the California Corporations Code.  Failure to follow the procedures set forth in Sections 1300-1304 of the California Corporations Code may result in a termination or loss of dissenter’s rights under such Sections. The Company has determined the fair market value of one shares of its Common Stock to be $1.00 per share.

Changes to the Board of Directors. Marco Bastidas resigned as our sole officer and director. Pursuant to the terms of the Exchange Agreement, the officers and directors of Sunvalley prior to the Acquisition were appointed as our officers and directors.

All directors hold office for one-year terms until the election and qualification of their successors. Officers are elected by the board of directors and serve at the discretion of the board.

Accounting Treatment; Change of Control. The Acquisition is being accounted for as a “reverse acquisition,” as the stockholders of Sunvalley  possess  majority voting control of the company immediately following the Acquisition and now control our board of directors. Sunvalley is deemed to be the accounting acquirer in the reverse acquisition. Consequently, the assets and liabilities and the historical operations of Sunvalley prior to the Merger will be reflected in the financial statements and will be recorded at the historical cost basis of Sunvalley. Our consolidated financial statements after completion of the Acquisition will include the assets and liabilities of both companies, the historical operations of Sunvalley, and our operations from the closing date of the Acquisition. Following the Acquisition our fiscal year-end has been changed from March 31 to December 31. As a result of the issuance of the shares of our common stock pursuant to the Acquisition, a change in control of the Company occurred on June 24, 2010. Except as described herein, no arrangements or understandings exist among present or former controlling stockholders with respect to the election of members of our board of directors and, to our knowledge, no other arrangements exist that might result in a future change of control of the Company. We will continue to be a “small business issuer,” as defined under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), following the Acquisition.

Description of Our Company

Company Overview

We were incorporated as “Western Ridge Minerals, Inc.” on August 16, 2007, in the State of Nevada for the purpose of engaging in mineral exploration. On June 24, 2010, we entered into the Exchange Agreement with Sunvalley, whereby we acquired all of the issued and outstanding common stock of Sunvalley.  We intend to change our name in the near future to Sunvalley Solar, Inc.  As a consequence of the Acquisition, we will no longer pursue the exploration and development of our mineral property. We have assigned our mineral claim and all related assets to our former president who has agreed to indemnify us against any related liabilities.

As a result of entering into the Exchange Agreement, we are now in the business of solar power technology, system design and integration.

Description of Business

Sunvalley Solar, Inc. is a California-based solar power technology and system integration company founded in January of 2007. The firm has focused on developing its expertise and proprietary technology to install residential, commercial and governmental solar power systems. The company offers turnkey solar system solutions for owners, builders and architecture firms that include designing, building, operating, monitoring and maintaining solar power systems. Sunvalley’s customers range from small private residences to large commercial solar power users. Sunvalley has the necessary licenses and expertise to design and install large scale solar power systems. The company holds a C-46 Solar License from CBCL (California Board of Contractor License). Some of the large scale commercial solar power systems that Sunvalley has designed and installed include large office buildings, manufacturing facilities and warehouses. Sunvalley’s proprietary technologies in solar installation provide its customers with a high quality, low cost and flexible solar power system solutions.

Sunvalley seeks to develop as an end-to-end solar energy solution provider by providing system solution, post-sale service, customer technical support, solar system design and field installation.

Principal Products and Services

Sunvalley’s philosophy is to “provide solar electricity directly from the sun in a technology innovation-centric and cost effective way”. Since inception, the company has concentrated on serving the solar power needs of residential and commercial customers tied to the electric power grid.  Our business plans are focused in four specific areas:

•	Solar Systems Design and Installation
•	Solar Technology Research and Development
•	Solar Equipment Manufacturing and Distribution
•	Roof Top Power Plant Projects

Solar Systems Design and Installation

The scope of our solar systems design and installation business includes:

•	Designing solar systems for commercial, residential, governmental and non-profit customers
•	Installing solar power systems and related constructional systems for solar power end users
•	Providing technical support and service to solar power end users
•	Providing system performance monitoring services to solar power end users
•	Providing government permit/incentives application services to solar power end users

Since its founding in 2007, Sunvalley has focused on solar system design and installation.  Installation is Sunvalley’s core business, and it also provides the company with a platform for solar product supply, new technology development, and other lines of business. Our installation business is focused primarily in Southern California.  Sunvalley was the first Chinese-American owned solar installation technology company in Southern California and much of the early growth in our systems installation business came from customers in the Chinese-American community of Southern California.  Sunvalley is one of a few companies in California that has the permit and expertise to install large commercial solar systems (over 150K watts).  Sunvalley holds a C-46 Solar License from the State of California. In addition, members of Sunvalley’s staff hold individual General Electricity Licenses as well as Construction Architecture Licenses.

Solar Technology Research and Development

As a reusable and green energy source, the solar cell has been providing an increasing portion of  consumed energies, including in household heating and electricity, in commercially available cars, and in centralized solar electricity plants. However, the current solar cell modules or panels suffer severe drawbacks compared to fossil fuel energy sources in terms of cost-per-watt as well as in the efficiency of energy storage. The cost issue is related to the poor energy conversion efficiency and the use of the costly semiconductors as the electricity generation unit, which primarily corresponds to the light absorption of the solar cell module.

To improve the efficiency of the solar cell without adding more cost to it, Sunvalley is developing a new metallic sub-wavelength design to realize the combination of the electrodes as SPP generators.  The innovative design will also consider the variant spectral and angles, to guarantee excitation of the SPP at any angle around the bang gap, or absorption region of the solar cell unit. With the successful development of our new PV cells, we are expecting the efficiency of the organic thin-film-based solar cells to be over 10%, which is close to double that of the current commercially available thin film solar cells.

With additional capital, we hope to commercialize our R&D outputs to our PV panels and installation applications. By combining our research and development capability with our existing installation business and planned panel manufacturing operation, we hope to establish a vertically integrated entity that can grow to become a premier supplier of solar panels in the United States.

The main points of focus for our R&D operation are as follows:

•	Keeping and developing a small but strong R&D team in San Diego
•	Collaborating with UCSD and panel manufacturers
•	Effectively use resources from research institutes and universities in China
•	Developing new solar technology and parts, focusing on application technologies

Our key current R&D topics include:

•	Developing new coating technology to increase the efficiency of PV panel
•	Develop solar PV application technology to reduce system level cost and increase installation flexibility – racking and panel cleaning system
•	Commercializing our patent-pending New Solar Cell technology.

Solar Equipment Manufacturing and Distribution

Sunvalley’s R&D team has developed a new type of nano-structured solar cell and filed for patent protection in the U.S. as “New Solar Cell Structure with Increased Efficiency” on March 22, 2010, application number 12/729,201.  Sunvalley is currently applying for a Phase-I grant from Department of Energy, Application Number 94067S10-I, entitled "Surface Plasmon Enhanced Solar Cells,” in order to fund additional development of its proprietary solar cell.  With proper funding, the new technology could be commercialized and implemented in solar panel manufacture starting from OEM manufactured panels from reputable solar panel manufacturers in China. The manufactured solar panels would use Sunvalley’s brand name with its patented technology. Sunvalley would be responsible for quality control, certification applying, marketing, technical support and services in the United States. Our unique technology would provide the solar panel market with a higher efficiency, lower cost unit than competing panels currently on the market. Sunvalley’s ability to provide after-sale services such as system maintenance, technical support, training, etc. for its customers could add another selling point for promotion of the new panel.

Roof Top Power Plant Projects

Sunvalley is in the development stage for a new line of business based on the installation of roof top solar power plants.  Currently, most proposed solar power plants are stand-alone large scale power plants. They are either solar thermal power plants (using solar panels to generate heat and then using thermal electrical methods to generate electricity) or photovoltaic farms (using PV panels to generate electrical power directly). Stand-alone power plants need to deploy high-voltage transformers, high-voltage power transmission lines, etc. Also, the limiting factor of solar power is that it generates little electricity when skies are cloudy and none at night. Excess power must therefore be produced during sunny hours and stored for use during dark hours. Most energy storage systems such as batteries are expensive or inefficient. Pressurized caverns and hot salt technologies are commonly used right now for these solar power plants, but they will require larger storage room and more complex technology. Due to these reasons, stand-alone power plants naturally are large scale (generally more than 15M Watts), and most of them are built on open public land, such as in a hot desert, due to large installation physical space required and cost of the land.

Building larger solar power plants involves serious issues such as the need for large investments in land and infrastructure including power transmission line and electrical distribution network constructions. Other troublesome issues are customer management independent from current utility company billing systems, three years or even longer environmental impact assessment study (required by federal environmental protection laws), sophisticated application processing for land use permits, different safety and security requirements for open public space, etc. All of these difficulties add up to tremendous investments, efforts and long waiting times. The Bureau of Land Management has taken as long as two years in order to just complete required environmental reviews.

By comparison, the small size, tied-to-grid, PV Roof-top Distributed Power Plants we are planning to launch would be quite different from stand-alone large scale power plants. Our planned projects won’t use public land.  Instead, our plan is to use free roofs on private commercial buildings. We plan to build the power plants on private roof tops to avoid environmental issues and easily tie to the grid to avoid power transmission lines and electrical distribution networks construction. We would also use current utility company billing systems to manage the system.

As an initial step in our development of the roof-top solar power plant concept, we are currently building a PV power plant in conjunction with the building of a general commercial solar power system. We also intend to sell the electrical power directly to utility companies. The size of these types of roof-top solar power plants is much smaller than typical solar power plants (1M to 2M watts is typical for roof-top power plants, compared to over 15M watts for typical plants), but we would be able to build many smaller “power plants” on top of different buildings and tie them to utility grid to form a distributed power plant system.

Our planned distributed PV power plants are prompted by recent advances in solar technology that reduce the cost of installed photovoltaic generation and federal/state laws that ensure the “oversize to load” (no restriction on homeowners or businesses over-sizing their solar system when compared with their usage, or “load”) and provides greater fairness for consumers by requiring wholesale compensation for surplus power. Building smaller roof solar power plants would avoid most of the difficulties that currently face those who build larger solar power plants.

Sunvalley, as an established solar system designer/installer, has the requisite technical background, experience, licenses, and other capabilities necessary to build the roof-top distributed power plants. Because of our experience in larger scale commercial solar system design and installation, the planned roof top power plants would closely resemble some relatively larger commercial solar systems we are building today.

Competition and Market Overview

The global PV market has averaged a 38% annual growth over the past five years. Yet PV only accounts for a small percentage of electricity generation worldwide and less than 1/30th of 1% in the United States as of year 2007.  The U.S. lags behind Germany and Japan in installations as well as in manufacturing. During the past few years, these two countries have emerged to the leaders with coherent, long-term national incentive policies, despite dramatically inferior amount of sunshine.

The United States possesses the best solar resources in the world, and yet Germany has installed seven times as much PV systems as the United States. As an emerging player in the solar power industry, China has grown from having virtually no PV industry at all to manufacturing twice the level of the United States in just three years.

According to SolarBuzz, a research and consulting firm, the global solar power market, as defined by solar power system installations, had an estimated $30 billion in revenue in 2008. The U.S. solar power installation market comprised approximately 8% of the total global market installations, reaching approximately 500M watts installed during 2009. According to SolarBuzz, the residential and small commercial market segments represent approximately 65% of the solar market in the US market and are expected to continue to do so through 2010. According to PV news, California accounts for approximately 60% of the U.S residential market.

In 2006, the state of California enacted the largest solar program outside of Germany through the passage of the California Solar Initiative on January 12 by the CPUC, and the Million Solar Roofs Bill signed into law on August 21. These programs target installing 3,000 MW of electricity capacity in the next ten years. Other states created similar programs that will expand incentives and/or require the use of solar as part of their renewable portfolio standard.

In the past decade, the solar PV panel market has maintained an annual growth rate of 30%. In the past five years, the growth rate is near 40%. The government renewable energy development plans and incentives policies from developed countries such as Germany, Japan, and United States in recent years have fueled the growth of this market. In 2004, Germany revised and enhanced their renewable energy laws which helped Germany to exceed Japan to become the world leader in terms of the PV panel market. In 2004 and 2005, the total solar power capacity in Germany was 363MW and 837MW respectively, representing more than 130% annual growth. This rapid growth indicates that a favorable policy from the government plays an extremely important role in the growth of solar power industry.

Among the top three solar power markets, Germany, Japan, and the United States, grid-tied roof solar panel systems occupy the largest market share. This is particularly true in Germany and Japan, where almost all of solar power system installations are grid interactive solar PV panel systems. Currently, 90% solar PV panels are silicon based. Data from Prometheus Institute indicates that the U.S. solar PV panel market will be around 40,000MW by 2010.

U.S. silicon-based PV manufacturers have been expanding their production capabilities over the past few years. However, most of the growth occurred through expansion overseas. For example, SunPower of California tripled its production capacity in the Philippines while Evergreen entered into a joint venture with Q-Cells and Renewable Energy Corporation of Norway to build hundreds of MW of cell and module production capacity in Germany by 2010.

The solar power industry is at an early stage of its growth and is highly fragmented with many smaller companies. The prospect for long-term worldwide demand for solar power has attracted many new solar panel manufacturers, as well as a multitude of design/integration companies in our market segment, with no single competitor gaining market dominance. We expect the manufacturing segment of the industry to consolidate as more solar panel manufacturing capacity comes online. We also expect there to be consolidation in the design/integration segment of the industry based mostly on branding, development of new technology and business process improvements.

Distribution Methods and Marketing

The most important part in a solar power system is the solar panel (PV module). Photovoltaic (PV) devices generate electricity directly from sunlight via an electric process that occurs naturally in certain types of materials. Groups of PV cells are configured into modules and arrays, which can be used to power any number of electrical loads. Crystalline silicon - the same material commonly used by the semiconductor industry - is the material used in 94% of all PV modules today. PV modules generate direct current (DC) electricity. For residential use, the current is then fed through an inverter to produce alternating current (AC) electricity that can be used to power home appliances.

The majority of PV systems today are installed for homes and businesses that remain connected to the electric grid. Consumers use their grid-connected PV system to supply some of the power they need and use utility-generated power when their power usage exceeds the PV system output (e.g., at night). When the owner of a grid connected PV system uses less power than their PV system creates, they can sell the electricity back to their local utility, watch their meter spinning backwards, and receive a credit on their electric bill - a process referred as net metering. The electric grid thus serves as a “storage device” for PV-generated power.

The initial market focus for Sunvalley’s commercial installation business has been the Chinese-American and broader Asian-American community of Southern California, with special emphasis on the Asian-American commercial market. Sunvalley has been able to attract the attention of news media serving this market segment. Several newspapers (Chinese Daily News and World Journal), TV stations (Phoenix Satellite Television and DongSen Satellite Television), and local radio stations (AM1300), have had special reports on Sunvalley. These reports have generated positive reactions from readers, viewers, and listeners and have driven customer traffic to our office.

Today, the company is focused on offering solar power solutions for owners, builders and architecture firms, including designing, building, operating, monitoring and maintaining solar power systems. Sunvalley’s customers ran the gamut from small private residences to larger commercial solar power projects. For the years ended December 31, 2009 and 2008, two and three customers, respectively, represented more than 10% of our sales. This translates to approximately 29% and 86%, respectively, of our annual net revenues. In year 2008, Sunvalley designed and installed a solar system for an office building, which covered 20,000 square feet roof top with 21KW, 112 pieces solar PV panels. The system is expected to save $89,185 in first 5 years for the customer. The end to end solution included roof reconstruction and solar power system. The system will have reduced CO2 emissions by 549,468 pounds which is equivalent to planting 120 acres of trees or removing 50 cars from the road.

In year 2009, Sunvalley designed and installed one 170KW and one 165KW solar power system for a logistic company and a food & oil manufacturer respectively. These two systems will have saved around $900,000 for customers in the first five years. End to end solutions included design and construction of mental shielding frame, roof reconstruction, and solar power system design/installation. These two systems are expected to reduce CO2 emissions by 3,830,067 pounds and 3,736,567 pounds which is the equivalent to planting around 900 acres of trees or removing around 350 cars from the road.

We plan to continue to pursue our media-based marketing and sales strategy in Southern California.  In addition, we are working very closely with our solar panel suppliers and inverter supplier to bid on larger power plants, including government contracts.  Most government solar power system installation contracts have 20% of the total contractual amount reserved specifically for minority- owned business, which will give our Chinese-American owned business an advantage in the bidding process.

Principal Suppliers

We currently purchase solar panels primarily from two manufacturers.  For the year ended December 31, 2009, these vendors accounted for approximately 97% of our total inventory purchases. Sunvalley is the preferred distributor in the USA and the exclusive distributor in Southern California, Nevada and New Mexico of Canadian Solar Inc., which is a top-10 PV manufacturer in the world and a top-2 PV panel supplier in the European market.

Sunvalley is the preferred distributor in the USA and the exclusive distributor in Texas, Nevada and Arizona of CEEG SST (acquired by CSUN in year 2010), one of a few PV panel manufacturers in the world that is able to provide high efficiency mono-crystalline solar panels.

Sunvalley is also the preferred distributor in the USA and the exclusive distributor in Texas, Nevada and Florida of Tianwei Solarfilm, one of the few manufactures in the world that is able to provide high efficiency thin film panels.

Solar power companies in China have invested billions of dollars in solar power technology and PV panel manufacturing over the past few years. However, the market for solar power in China is not yet mature. Meanwhile, the European market is overcrowded. As a result, Chinese manufacturers are looking for business opportunities in the United States. As an established technology and system integration company, Sunvalley maintains a unique position to act as the bridge between Chinese manufacturers and their North American end customers while providing superior value-added services to these customers. Sunvalley has established strategic partnerships with several solar equipment manufacturers, solar power technology companies, and research institutes in China. Sunvalley has signed a distribution agreement with Canadian Solar, Inc., which is a top-10 PV manufacturer. To further broaden Sunvalley’s product coverage and provide its customers with more options on solar panels and inverters, Sunvalley has also signed distribution agreements with CEEG SST (acquired by CSUN in year 2010) and Taiwei Solarfilmes.  This will allow us to extend our product coverage from low cost PV panels to high efficiency PV panels and up to thin-film panels. Sunvalley has also established partnerships with inverter supplier PV Powered, as well as solar racking manufacturers and solar electrical wires providers. The partnership with these manufacturers in the solar power industry allows Sunvalley to provide its customers with a cost competitive, complete solar system solution with multiple selective options on PV panels and inverters.

Intellectual Property

Sunvalley’s R&D team has developed a new type of nano-structured solar cell and filed for patent protection in the U.S. as “New Solar Cell Structure with Increased Efficiency” on March 22, 2010, application number 12/729,201.  Sunvalley is currently applying for a Phase-I grant from Department of Energy, Application Number 94067S10-I, entitled "Surface Plasmon Enhanced Solar Cells,” in order to fund additional development of its proprietary solar cell.

Personnel

Sunvalley has 17 employees.  Sunvalley’s current internal departments include the Administration Department, the Engineering Department, the Sales/Marketing Department and the New Technology Development Department.  Sunvalley Solar Inc. is lead by a management team that includes a group of scientists, research/development engineers, a professional marketing/sales team, and an experienced supply chain management team. In addition, our team includes solar power system design engineers, solar power system installation engineers, electrical system design engineers and construction engineers.

Government Regulation

The market for solar energy systems is heavily influenced by foreign, federal, state and local government regulations and policies concerning the electric utility industry, as well as policies adopted by electric utilities. These regulations and policies often relate to electricity pricing and technical interconnection of customer-owned electricity generation. For example, there currently exist metering caps in certain jurisdictions, which limit the aggregate amount of power that may be sold by solar power generators into the electric grid. These regulations and policies have been modified in the past and may be modified in the future in ways that could deter purchases of solar energy systems and investment in the research and development of solar energy technology. For example, without a mandated regulatory exception for solar energy systems, utility customers are often charged interconnection or standby fees for putting distributed power generation on the electric utility grid. Such fees could increase the cost to our customers of using solar energy systems and make them less desirable, thereby harming our business, operating results and financial condition. Changes in net metering policies could also deter the purchase and use of solar energy systems. In addition, electricity generated by solar energy systems competes primarily with expensive peak hour electricity rates rather than with the less expensive average price of electricity. Modifications to the peak hour pricing policies of utilities, such as to a flat rate, would require solar energy systems to achieve lower prices in order to compete with the price of electricity.

The importation of a part of the products we sell is subject to tariffs, duties and quotas imposed by the United States.  In addition, other restrictions on the importation of our products are periodically considered by the United States Congress, and may again be considered to protect against “Asian” deflation.  No assurances can be given that tariffs or duties on such goods may not be raised, resulting in higher costs to us or that import quotas with respect to such goods will not be lowered.  Deliveries of products from our foreign suppliers could be restricted or delayed by the imposition of lower quotas or increased tariffs.  We may be unable to obtain similar quality products at equally favorable prices from domestic suppliers or from other foreign suppliers whose quotas have not been exceeded by the supply of goods to existing customers.

Description of Property

Sunvalley leases approximately 2,193 sq ft of office space in the Walnut Tech Business Center located at 398 Lemon Creek Drive, Suite A, Walnut CA 91789. This lease will terminate on May 31, 2011.

Legal Proceedings

Trade Secrets Lawsuit

On March 3, 2009, Sunvalley Solar, Inc. filed a lawsuit against Yuming (Travis) Chou and Chenghsien (Ken) Hsieh for fraud, conversion, violation of the trade secrets act, violations of the business and professions code section 17200, and unjust enrichment.  The lawsuit was filed in the Los Angeles Superior Court, and the case number is BC408968.  The counsel for Sunvalley Solar, Inc. for this case is The Law Offices of Bin Li, PLC and its associate counsel, Jason J.L. Yang, Esq.  Sunvalley Solar, Inc. alleges that Chou and Hsieh, while employed at the Company, wrongfully took the Company’s trade secrets (consisting of customer contracts, customer lists, Sunvalley solar system designs, investment agreements, financial reports, and employee records) for the purpose of starting their own competing solar company.  On May 22, 2009, Hsieh filed a cross-complaint against Sunvalley Solar, Inc. for rescission of 70,000 shares purchased by Hsieh (at the cost of $70,000), unpaid wages, and wrongful termination.  Hsieh amended the cross-complaint on July 29, 2009, and withdrew the unpaid wages and wrongful termination claims on October 22, 2009.  After Sunvalley Solar, Inc. reached a settlement with Travis Chou, Mr. Chou was dismissed from the case on September 18, 2009.  Sunvalley Solar, Inc. amended its complaint on October 13, 2009 by adding two defendants – KYM Construction, Inc. and Tai Hai (Terry) Yu.  The case has been scheduled for trial on June 25, 2010; however, the counsel for Sunvalley Solar, Inc. is considering filing a motion to continue in view of Sunvalley’s pending motions to compel discovery from KYM Construction, Inc. and Terry Yu.

Management’s Discussion and Analysis or Plan of Operation

THE FOLLOWING DISCUSSION SHOULD BE READ TOGETHER WITH THE INFORMATION CONTAINED IN THE FINANCIAL STATEMENTS AND RELATED NOTES INCLUDED ELSEWHERE IN THIS CURRENT REPORT ON FORM 8-K.

The following discussion reflects our plan of operation. This discussion should be read in conjunction with the audited financial statements of Sunvalley for the years ended December 31, 2008 and 2009, and the interim period ended March 31, 2010. This discussion contains forward-looking statements including statements regarding our expected financial position, business and financing plans. These statements involve risks and uncertainties. Our actual results could differ materially from the results described in or implied by these forward-looking statements as a result of various factors, including those discussed below and elsewhere in this Current Report on Form 8-K, particularly under the heading and “Risk Factors.”

Business Development Plan

The primary components of our growth strategy are as follows:

•
Developing and commercializing our proprietary solar technologies including our coating and focusing technologies, racking and panel cleaning system. By deploying these new technologies into our PV panels and solar installation business, we hope to enhance the value provided to our customers and increase our profitability.

•
Promoting and enhancing our company’s brand and reputation in solar design and integration and expanding our installation business from Southern California to Northern California, Arizona or other states.

•
Developing a PV panel manufacturing capability to provide high efficiency and low cost solar panels to US market. This will complement our installation business and provide an implementation platform for our R&D.

•
Getting involved in the private power providing business (Roof-top Power Plants).  Developing this line of business will lead to higher profit margins and income to our business. In the future, this line of business could become one of our main income sources.

Expansion of Installation Business

Sunvalley is planning to expand its installation business from Southern California to Northern California, Arizona or other states in two to three years. We will continue to execute our marketing and sales strategy in Southern California and, with additional capital, will be able to expand our business to cover Northern California, Arizona or other states.  The planned expansion is expected to occur through acquiring smaller installation companies in these regions and/or through the establishment of subsidiaries in these states and boost our installation profits. Our current intention is to establish two new offices located in Northern California or other states and in San Diego. The estimated start-up cost for each new branch would be approximately $500,000.

If we are able to expand our installation business, it will assist us in gaining favorable terms from OEM international manufacturers of our planned solar panel manufacturing operation.  In addition, an expanded installation business would allow us to accelerate the introduction of our new technologies and solar parts and would generate additional revenue to fund initial investment in our planned Roof-top Power Plant (RDPP) business and to further fund our investments in R&D.

Commercialization of Research and Development

Prior to initiating our planned OEM manufacturing of Sunvalley-branded solar panels, we will need to commercialize our advanced panel technology through the design, fabrication, and characterization of a prototype solar cell.  The total expense for planned commercialization of our research and development will be approximately $500,000. The necessary equipment and facilities will be accessed from University of California, San Diego. The Nano3 clean room facilities in the school of Engineering at UCSD are equipped with state-of-the-art micro and nano fabrication equipment and facilities, and can be accessed by outside users with a $107 hourly fee.

The interference pattern that will be recorded in the solar cells will be obtained using an Argon laser operating at 362nm. This laser and its associated equipment is available to us through a special arrangement with the administration office in the University of California, San Diego, as well as the Ultrafast and Nano-scale Optics lab in the Department of Electrical and Computer Engineering in UCSD.

Other equipment will also be required, including coating machine for PV panel testing.

Initiate OEM Manufacturing of Solar Panels

By leveraging its solar panel installation business and R&D, Sunvalley plans to procure OEM solar panels from selected Chinese manufacturers and to market them in the U.S. under Sunvalley’s brand name. Sunvalley will be responsible for R&D, quality control, customer service, sales and marketing activities, as well as panel certification in U.S.

The estimated OEM panel cost is less than $1.40 per watt. As a reference, currently, the lowest panel price is around $1.80 per watt (Mono-crystalline, Polycrystalline). Sunvalley can use its own sale and installation platform to showcase the new panels and drive sales of the new panels in the U.S market. Meanwhile, Sunvalley will continue its R&D effort on panel coating and other advanced technologies and apply the results to its panel manufacturing business. The goal will be to further improve the efficiency, lower the cost of solar panels with Sunvalley’s proprietary technologies, and to grow our market share.

Sunvalley’s marketing strategy for its planned OEM solar panels is as follows:

•	Set-up a platform to showcase Sunvalley’s innovative solar panel technologies and make Sunvalley’s solar panel a household name.

Unlike other merchandise, solar panel is very unique in that it requires very high level of quality assurance and customer satisfaction. Providing satisfactory customer service and technical support is absolutely vital in solar panel sales. As the first step, Sunvalley will strive to make its brand a household name. Sunvalley’s solar panel will be used by Sunvalley’s installation business as well as several other installation companies which have partnerships with Sunvalley. A marketing campaign aimed at other solar installation companies will help to achieve this goal. Sunvalley will use its own installation business as the platform to showcase the product quality and build up consumer wareness of its brand.

•	Penetrate into the main stream distribution network

By leveraging early successes and customer trust earned from our initial installations, we plan to penetrate into the mainstream distribution network with our OEM solar panels.

•	Further sale activities

Once our brand name solar panels become well known, our sales team will begin an aggressive marketing campaign to connect the individual sales points (distributors and venders) to form a distribution network. The marketing campaigns will also include attending trade shows, advertising in the media (TV commercials and newspaper advertisement) and designating local representatives to boost the market share and brand awareness.

•	Offer a low cost, high efficiency solar panel derived from advanced research

To boost its solar panel market share, Sunvalley’s R&D team will work with our OEM partner to apply selective coating technique and other cutting edge technologies to further reduce the manufacturing cost and improve the panel efficiency.

The total capital required to initiate our planned panel manufacturing business would be approximately $2,000,000 which can be categorized into three parts:

•	Registration and Certification of OEM panels with Sunvalley’s brand – $300,000, including UL certification fees, CEC registration fees, and lab testing fees.

•
Initial Inventory – $1,500,000.  Sunvalley will need to keep at least 4 containers of PV panels in the warehouse in order to support sales of 5~10M watts per year, which means we will need to have over $1,000,000 in inventory for PV panels only. An additional $300,000 in inventory would be needed in order to keep the requisite amount of inverters and racking and panel cleaning systems. In addition, we anticipate providing variable payment terms to different customers based on their creditworthiness; this will add additional cash flow pressure.

•	OEM Management costs – $200,000

Develop Roof-top Power Plan Business

With our resources and experience gained from large scale solar power system designs, installation and other related business, we believe Sunvalley has unique advantages in the design and installation of large roof-top power plant systems. Sunvalley is aggressively proposing their Roof Top Power Plant (RTPP) solution to utility companies in Southern California. We believe that by collaborating with Sunvalley on the RTPP approach, utility companies will benefit in the form of free installation, roof space, and our expertise on large commercial solar system designs, installation and maintenance services, as well as our technical and management experience. By collaborating with Sunvalley, utility companies can help to achieve their alternative energy requirements under California law.

We are pursuing substantial contracts with some of our current installation customers who control or own over 2,000,000 square feet of roofs on warehouses or other buildings in Southern California. We are also seeking additional roof-top space agreements with other commercial customers. Sunvalley is among the few companies in California that has the permit and expertise to install large-scale commercial and/or government solar power systems, together with roof constructional design and building interior/exterior electrical designs. We believe additional advantages are provided by our experience in filing solar power system permit applications and rebate applications and our expertise gained through our experience with governments and utility companies.

Results of Operations

Results of Operations of Sunvalley Solar, Inc. for the Years Ended December 31, 2009 and 2008

During the fiscal year ended December 31, 2009, Sunvalley generated gross revenues of $4,413,033.  Total cost of sales was $3,804,925, resulting in gross profit of $608,108.  Selling, general, and administrative expenses were $1,219,905.  The company experienced other income in the amount of $40,000 and interest expense of $16,062.  The net loss for the fiscal year ended December 31, 2009 was therefore $587,859.

By comparison, Sunvalley generated gross revenues of $2,635,091 during the fiscal year ended December 31, 2008.  Total cost of sales was $2,078,602, resulting in gross profit of $556,489.  Selling, general, and administrative expenses for 2008 were $537,138.  The company accrued interest expense of $10,802 and allocated $3,775 for income taxes.  The net income for the fiscal year ended December 31, 2008 was therefore $4,774.

Results of Operations of Sunvalley Solar, Inc. for the Three Months Ended March 31, 2010 and 2009

During the three months ended March 31, 2010, Sunvalley generated gross revenues of $767,645.  Total cost of sales was $619,267, resulting in gross profit of $148,378.  Selling, general, and administrative expenses were $224,676.  The company accrued interest expense of $354.  The net loss for the three months ended March 31, 2010 was therefore $76,652.

By comparison, Sunvalley generated net revenues of $354,714 during the three months ended March 31, 2009.  Total cost of sales was $300,628, resulting in gross profit of $54,086.  Selling, general, and administrative expenses were $272,167.  The company accrued interest expense of $2,097.  The net loss for the three months ended March 31, 2009 was therefore $220,178.

Liquidity and Capital Resources

As of March 31, 2010, Sunvalley had current assets in the amount of 4,088,776, consisting of cash in the amount of $181,141, accounts receivable of $350,708, inventory in the amount of $3,542,315, other receivables of $7,079, and prepaid expenses of $7,533.  As of March 31, 2010, Sunvalley had current liabilities in the amount of $3,884,495.  These consisted of accounts payable and accrued expenses in the amount of $3,574,268, accrued warranty in the amount of $34,833, notes payable to a related party in the amount of $175,000, customer deposits of $92,216, and the current portion of long term debt in the amount of $8,178.  Sunvalley’s working capital as of March 31, 2010 was therefore $204,281.

Sunvalley has experienced recurring losses from operations and had an accumulated deficit of $583,085 as of December 31, 2009. To date, the company has not been able to produce sufficient sales to become cash flow positive and profitable on an ongoing basis. The success of Sunvalley’s business plan during the next 12 months and beyond will be contingent upon generating sufficient revenue to cover its costs of operations and/or upon obtaining additional financing. For these reasons, Sunvalley’s auditor has raised substantial doubt about the company’s ability to continue as a going concern.

In order to move forward with the full business development plan set forth above, Sunvalley will require additional financing in the approximate amount of $4,500,000, to be allocated as follows:

Initiate OEM Manufacturing	$2,000,000
R&D Commercialization Costs	$500,000
Expansion of Installation Business (3 new branches)	$1,500,000
Additional working capital and general corporate	$500,000
Total capital needs	$4,500,000

We will require substantial additional financing in order to execute our business expansion and development plans and we may require additional financing in order to sustain substantial future business operations for an extended period of time.  We currently do not have any firm arrangements for financing and we may not be able to obtain financing when required, in the amounts necessary to execute on our plans in full, or on terms which are economically feasible.  If we are unable to obtain the necessary capital to pursue our strategic plan, we may have to reduce the planned future growth of our operations.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, results or operations, liquidity, capital expenditures or capital resources that is deemed material.

Critical Accounting Policies

The Company prepares its financial statements in accordance with accounting principles generally accepted in the United States of America. Preparing financial statements in accordance with generally accepted accounting principles requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenue and expenses during the reported period.

Accounts Receivable
The Company performs periodic credit evaluations of its customers’ financial condition and does not require collateral. Trade receivables generally are due in 30 days. Credit losses have consistently been within management’s expectations. An allowance for doubtful accounts is recorded when it is probable that all or a portion of trade receivables balance will not be collected. The Company’s allowance for doubtful accounts totals $44,680 and $-0-, as of December 31, 2009 and 2008.

Inventory
Inventory is stated at the lower of cost or net realizable value. Cost is determined on an average cost basis; and the inventory is comprised of raw materials and finished goods. Raw materials consist of fittings and other components necessary to assemble the Company’s finished goods.  Finished goods consist of solar panels ready for installation and delivery to customers.

At each balance sheet date, the Company evaluates its ending inventory for excess quantities and obsolescence.  This evaluation includes an analysis of sales levels by product type.  Among other factors, the Company considers current product configurations, historical and forecasted demand, market conditions and product life cycles when determining the net realizable value of the inventory.  Provisions are made to reduce excess or obsolete inventories to their estimated net realizable values.  Once established, write-downs are considered permanent adjustments to the cost basis of the excess or obsolete inventory.  The Company’s reserve for excess and obsolete inventory amounted to $-0- and $-0- as of December 31, 2009 and 2008.

Property and Equipment
Property and equipment are stated at cost.  Depreciation is computed using the straight-line method over the estimated useful lives of the depreciable assets.  The estimated useful lives used in determining depreciation are three to five years for tooling, five years for computers and vehicles, and five to seven years for furniture and equipment. Management evaluates useful lives regularly in order to determine recoverability taking into consideration current technological conditions.

Maintenance and repairs are charged to expense as incurred; additions and betterments are capitalized. Upon retirement or sale, the cost and related accumulated depreciation of the disposed assets are removed, and any resulting gain or loss is recorded. Fully depreciated assets are not removed from the accounts until physical disposition. The estimated useful lives are as follows:

Useful Life
Automobile	5 Years
Furniture	7 Years
Office Equipment	5 Years
Machinery	5 Year

Long-Lived Assets
In accordance with ASC 360, Accounting for the Impairment or Disposal of Long-Lived Assets, long-lived assets, such as property, plant, and equipment, and purchased intangible assets subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If circumstances require a long-lived asset be tested for possible impairment, the Company first compares undiscounted cash flows expected to be generated by an asset to the carrying value of the asset. If the carrying value of the long-lived asset is not recoverable on an undiscounted cash flow basis, an impairment is recognized to the extent that the carrying value exceeds its fair value. Fair value is determined through various valuation techniques including discounted cash flow models, quoted market values and third-party independent appraisals, as considered necessary.

Customer Deposits
Customer deposits represent advance payments received for products and are recognized as revenue in accordance with the Company’s revenue recognition policy.

Fair Value of Financial Instruments
For certain financial instruments, including accounts receivable, accounts payable and accrued expenses, the carrying amounts approximate fair value due to their relatively short maturities. In the case of the notes payable, the interest rate on the notes approximates the market rate of interest for similar borrowings. Consequently the carrying value of the notes payable also approximates the fair value. It is not practicable to estimate the fair value of the related party notes payable due to the relationship of the counterparty.

Operating Segments
The Company operates in one operating segment.

Revenue Recognition
The completion of a solar installation project ranges from one to six months, thus the Company recognizes revenue of a system installation under the completed contract method of accounting. Revenue from installation of a system or sales of solar panels are recognized when (1) persuasive evidence of an arrangement exists, (2) delivery has occurred or services have been rendered, (3) the sales price is fixed or determinable and (4) collection of the related receivable is reasonably assured.

Cost of Sales
Cost of sales is comprised primarily of the cost of purchased product, as well as labor, inbound freight costs and other material costs required to complete products.

Product Warranties
The Company warrants its products for various periods against defects in material or installation workmanship. The manufacturers of the solar panels and the inverters provide a warranty period of generally 25 years and l0 years, respectively. The Company will assist its customers in the event that the manufacturers’ warranty needs to be used to replace a defective solar panel or inverter. The Company provides for a l0-year warranty on the installation of a system and all equipment and incidental supplies other than solar panels and inverters that are recovered under the manufacturers’ warranty. Maintenance services such as cleaning the solar panels and checking the systems are offered to customers twice a year without a separate service charge.

The Company records a provision for the installation warranty within cost of sales, based on management's best estimate of the probable cost to be incurred in honoring its warranty commitment. The Company's warranty provision was $5,339 and $26,294, which was charged to cost of sales for the years ended December 31, 2009 and 2008.

Advertising Expenses
Advertising expenses are expensed as incurred.  Total advertising expenses amounted to $20,478 and $29,985 for the years ended December 31, 2009 and 2008, respectively.

Research and Development
Research and development costs are expensed as incurred and amounted to approximately $35,000 and $-0- for the years ended December 31, 2009 and 2008, respectively. These costs are included in selling, general and administrative expenses in the accompanying statements of operations.

Risk Factors

The following are certain identifiable risk factors for Sunvalley Solar, Inc.’s business operations.  Risk factors related to our former business operations have been excluded but can be found in prior filings with the Securities and Exchange Commission.

Risks Related to Our Financial Condition and Business Model

Because we have a limited operating history related to our current growth strategy, we are subject to the risks of failure associated with any new business venture.

We have a relatively limited operating history on which potential investors can assess our performance and prospects and we have derived substantially all of our revenues to date from our existing solar power installation and integration business. We have only recently developed our strategy of expanding our installation business beyond the Southern California market, initiating the OEM manufacture of new solar panels based on our R&D, and proposing roof-top power plant projects. Potential investors should therefore be aware that we face the substantial risk of failure associated with any new business strategy as a result of problems encountered in connection with their commencement of new operations. These include, but are not limited to, the entry of new competition, unknown or unexpected additional costs, and expenses that may exceed estimates.

If we do not obtain significant additional financing, we will be unable to implement our business expansion plans may be unable to continue as a going concern.

In order to move forward with our business expansion and development plan, we will require additional financing in the approximate amount of $4,500,000.  In addition, our sales from existing operations may be insufficient to cover the costs of our current operations.  Our ability to expand our operations as planned and our ability to continue as going concern will therefore be dependent upon our ability to obtain additional financing. We currently do not have any firm arrangements for financing and we may not be able to obtain financing when required, in the amounts necessary to execute on our plans in full, or on terms which are economically feasible.  If we are unable to obtain the necessary capital to pursue our strategic plan, we may have to reduce or eliminate the planned future growth of our operations and we may experience difficulty in sustaining ongoing operations.

If the prices of traditional sources of energy decline significantly, our sales could decline and the financial results of our business operations would be harmed.

Prices of energy (including traditional sources of energy such as oil, gas, or electricity) or alternative energy may decline. The solar industry as a whole can also be significantly affected by fluctuations in energy prices and supply and demand of alternative energy fuels, energy conservation, the success of exploration projects and tax and other government regulations and policies. If sufficient demand for solar power products does not develop or takes long periods of time to develop, the revenues of solar power companies may not experience growth to permit the ongoing expansion of such businesses. In the event that prices of energy from traditional sources undergo a significant and sustained decline, our sales and results of operations will be harmed.

If we are unable to maintain access to a stable supply of certain raw materials, our sales and revenue growth may face significant constraints.

The solar energy industry has experienced an industry-wide shortage of polysilicon, which may place constraints on the revenue growth of solar energy companies and decrease such companies’ productivity. In addition, solar energy companies may not be able to secure an adequate and cost-effective supply of solar wafers, cells or reclaimable silicon.  If we are unable to sustain our access to a stable supply of these key materials, our sales and revenue growth will be significantly impeded.

Because demand for solar energy is driven in part by governmental incentives, a significant reduction in government subsidies and economic incentives for solar power could cause our sales to decline.

Currently, demand for solar power is driven in part by significant government subsidies and economic incentives.  If subsidies and other incentives for solar power are reduced or eliminated, the demand for solar energy may decline and cause corresponding declines in the revenues and profits of solar energy companies. In addition, existing regulations and policies, and changes to such regulations and policies, may present technical, regulatory and economic barriers to the purchase and use of solar power products, thus reducing demand for such products.

If we are unable to respond to changing technologies and issues presented by new technologies, our business will be harmed.

The solar energy industry is subject to technological change. If we rely on products and technologies that are not attractive to customers, or if we are unable to respond appropriately to changing technologies and changes in product function and quality, we may not be successful in capturing or retaining a significant market share. In addition, any new technologies utilized in our solar energy systems may not perform as expected or as desired, in which event our adoption of such products or technologies may harm our business.

Because we are currently dependent on the Southern California market, we must expand to other markets in order to increase our sales and diversify our revenue base.

We derive all of the revenue from our solar energy integration services from sales in single state, making us dependent on the economics and market conditions of one region. We currently derive all of the revenue from our solar energy integration services from projects in Southern California. The growth of our business will require us to expand our operations in California and to commence operations in other states. Our success may depend in part on our ability to successfully extend our installation business to northern California and other states.

Because we are dependent on a limited number of suppliers, our business, financial condition, and operating results will be harmed if our supply orders are delayed.

We depend upon a limited number of suppliers for the components used in our solar energy systems. We rely on third-party suppliers for components used in our solar energy systems. The failure of our suppliers to supply us with components in a timely manner or on commercially reasonable terms could result in lost orders, delay our project schedules and harm our operating results and business expansion efforts. Our orders with certain of our suppliers may represent a very small portion of their total business. As a result, these suppliers may not give priority to our business, leading to potential delays in or cancellation of our orders. If any of our suppliers were to fail to supply our needs on a timely basis or to cease providing us key components we use, we would be required to secure alternative sources of supply. We may have difficulty securing alternative sources of supply in a timely manner and on commercially reasonable terms. If this were to occur, our business would be harmed.

If we do not retain our key personnel and attract and retain other highly skilled employees, our business may suffer.

If we fail to retain, recruit, and motivate the necessary personnel, our business and our ability to obtain new customers, develop new products, and provide acceptable levels of customer service could suffer. The success of our business is heavily dependent on the leadership and technical expertise of our key management personnel and on our key employees. If any of these persons were to leave our company it could be difficult to replace them, and our business could be harmed.
In addition, the expansion of our business could place a significant strain on our managerial, financial and personnel resources. To reach our goals, we must successfully recruit, train, motivate and retain additional employees, including management and technical personnel, integrate new employees into our overall operations and enhance our financial and accounting systems, controls and reporting systems.

If we are subject to significant unexpected warranty expenses or service claims, our ability to generate net profits will be harmed.

We may be subject to unexpected warranty expenses or service claims that could reduce our profits. As a result of the length of the warranty periods we provide, we bear the risk of warranty claims long after we have completed the installation of a solar energy system. Our current standard warranty for our installation services includes a 10-year warranty period for defects in material and workmanship in California. In addition, most manufacturers of solar PV modules offer a 25-year warranty period for declines in power performance. Although we maintain a warranty reserve for potential warranty or service claims and we have not had material warranty claims in the past, claims in excess of our reserve could adversely affect our operating results. Our failure to predict accurately future warranty claims could result in unexpected volatility in our financial condition.

Because the solar energy system installation market is highly competitive and has low barriers to entry, we may face the loss of market share or reduced margins.

Competition in the solar energy system installation market may increase in the future as a result of low barriers to entry. Increased industry competition could result in reductions in price, margins, and market share and in greater competition for qualified personnel. Our business and operating results would be adversely affected if we are unable to compete effectively.

If interest rates increase, it may become difficult for customers to finance the cost of solar energy systems and could reduce demand for our services and products.

Some of our prospective customers may depend on debt financing, such as home equity loans, to fund the initial capital expenditure required to purchase a solar energy system. Third-party financing sources specifically for solar energy systems are currently limited. The lack of financing sources or an increase in interest rates could make it difficult or more costly for our potential customers to secure the financing necessary to purchase a solar energy system on favorable terms, or at all, thus lowering demand for our services and products and negatively impacting our business.

If our products contain defects, our reputation could be harmed and our results of operations adversely affected.

Some of our products are complex and may contain undetected defects. The occurrence of defects or malfunctions could result in financial losses for our customers and in turn termination of services, cancellation of orders, product returns and diversion of our resources. Any of these occurrences could also result in the loss of or delay in market acceptance of our products and services, cause a loss of sales, and result in harm to our business reputation and the value of our brand.

Risks Related to Legal Uncertainty

If we incur material product liability claims, our costs could increase and our reputation, sales and operating income could be adversely affected.

As a designer of products, we are subject to product liability claims if the use of our products is alleged to have resulted in injury or include inadequate instructions for use or inadequate warnings. A product liability claim against us could result in increased costs, including potentially significant monetary damages, and could adversely affect our reputation with our customers, which in turn could adversely affect our financial performance.

If we are unable to protect our intellectual property rights, our ability to compete successfully could be significantly harmed.

Our ability to compete effectively is dependent upon the proprietary nature of the designs, processes, technologies and materials owned by, used by and/or licensed to us. We may be subject to intellectual property litigation and infringement claims by third parties. In addition, litigation may be necessary in the future to enforce our intellectual property rights, to protect our trade secrets, to determine the validity and scope of the proprietary rights of others, or to defend against claims of infringement or invalidity. Litigation could result in substantial costs and diversion of resources and could harm our business, operating results and financial condition regardless of the outcome of the litigation.

Because our employees and technicians work in the homes and business of our customers, we may be subject to liability claims based on their actions.

As part of our solar system installation and integration business, our technicians and other employees must perform work in our customers' homes and businesses.  If the actions of these employees give rise to claims of property damages or other claims, we could experience increased costs, including potentially significant monetary damages.

Because our articles of incorporation and bylaws and Nevada law limit the liability of our officers, directors, and others, shareholders may have no recourse for acts performed in good faith.

Under our articles of incorporation, bylaws and Nevada law, each of our officers, directors, employees, attorneys, accountants and agents are not liable to us or the shareholders for any acts they perform in good faith, or for any non-action or failure to act, except for acts of fraud, willful misconduct or gross negligence. Our articles and bylaws provide that we will indemnify each of our officers, directors, employees, attorneys, accountants and agents from any claim, loss, cost, damage liability and expense by reason of any act undertaken or omitted to be undertaken by them, unless the act performed or omitted to be performed constitutes fraud, willful misconduct or gross negligence.

If new legislation, including the Sarbanes-Oxley Act of 2002, makes it more difficult for us to retain or attract officers and directors, we may be unable to hire such personnel and our business operations may be materially negatively impacted.

The Sarbanes-Oxley Act of 2002 was enacted in response to public concerns regarding corporate accountability in connection with recent accounting scandals. The stated goals of the Sarbanes-Oxley Act are to increase corporate responsibility, to provide for enhanced penalties for accounting and auditing improprieties at publicly traded companies, and to protect investors by improving the accuracy and reliability of corporate disclosures pursuant to the securities laws. The Sarbanes-Oxley Act generally applies to all companies that file or are required to file periodic reports with the SEC, under the Securities Exchange Act of 1934. As a public company, we are required to comply with the Sarbanes-Oxley Act. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of directors and executive officers. The perceived increased personal risk associated with these recent changes may deter qualified individuals from accepting these roles. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers. We continue to evaluate and monitor developments with respect to these rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

Risks Relating to our Common Stock

If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board which would limit the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

Companies trading on the OTC Bulletin Board, such as us, must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board.  More specifically, the Financial Industry Regulatory Authority (“FINRA”) has enacted Rule 6530, which determines eligibility of issuers quoted on the OTC Bulletin Board by requiring an issuer to be current in its filings with the Commission.  Pursuant to Rule 6530(e), if we file our reports late with the Commission three times our securities will be removed from the OTC Bulletin Board for failure to timely file.  As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

Because our common stock could be deemed a low-priced “Penny” stock, it would be cumbersome for brokers and dealers to trade in our common stock, making the market for our common stock less liquid and negatively affect the price of our stock.

We may be subject to certain provisions of the Securities Exchange act of 1934, commonly referred to as the “penny stock” as defined in Rule 3a51-1.  A penny stock is generally defined to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions.  If our stock is deemed to be a penny stock, trading will be subject to additional sales practice requirements of broker-dealers.  These require a broker-dealer to:

▪	Deliver to the customer, and obtain a written receipt for, a disclosure document;

▪	Disclose certain price information about the stock;

▪	Disclose the amount of compensation received by the broker-dealer or any associated person of the broker-dealer;

▪	Send monthly statements to customers with market and price information about the penny stock; and

▪	In some circumstances, approve the purchaser’s account under certain standards and deliver written statements to the customer with information specified in the rules.

Consequently, penny stock rules may restrict the ability or willingness of broker-dealers to trade and/or maintain a market in our common stock.  Also, prospective investors may not want to get involved with the additional administrative requirements, which may have a material adverse effect on the trading of our shares.

Because the market may respond to our business operations and that of our competitors, our stock price will likely be volatile.

Our common stock is currently quoted on the OTC Bulletin Board (“OTCBB”), which is sponsored by the FINRA. The OTCBB is a network of security dealers who buy and sell stock. The dealers are connected by a computer network that provides information on current "bids" and "asks", as well as volume information. Our shares are quoted on the OTCBB under the symbol “WRMI.” We anticipate that the market price of our Common Stock will be subject to wide fluctuations in response to several factors, including: our ability to develop projects successfully; increased competition from competitors; and our financial condition and results of our operations.

Because we became a public company through a reverse acquisition, we may not be able to attract the attention of major brokerage firms.

There may be risks associated with our becoming public through a reverse acquisition. Securities analysts of major brokerage firms may not provide coverage of our Company since there is no incentive to brokerage firms to recommend the purchase of our common stock. No assurance can be given that brokerage firms will want to conduct any secondary offerings on behalf of our post-merger company in the future.

Directors and Executive Officers

The following table sets forth information regarding the members of our board of directors and our executive officers and other significant employees. All of our officers and directors were appointed on the effective date of the Merger. All of our directors hold office until the next annual meeting of stockholders and their successors are duly elected and qualify. Executive officers serve at the request of the board of directors.

Name	Age	Office(s) held
Zhijian (James) Zhang	42	President, CEO, Director
Mandy Chung	41	Chief Financial Officer, Secretary, Treasurer
Hangbo (Henry) Yu	55	General Manager, Director
Fang Xu	43	Chief Technology Officer
Shirley Liao	40	Director of Administration
Anyork Lee	59	Director

Set forth below is a brief description of the background and business experience of each of our current executive officers and directors.

Zhijian (James) Zhang – Dr. Zhang is our President, CEO, and a member of our board of directors.  He graduated from Tsinghua University with a Ph.D. in opto-electronics. He was a Post- Doctoral Fellow at Polytechnic University, NY. Prior to moving to the United States, Dr. Zhang was the deputy director of National Key Lab of Opto-electronics in China in 1996. After moving to the United States, Dr. Zhang held a number of management and technical positions in several multinational corporations including Motorola and Fujitsu. During the past fifteen years. Dr. Zhang managed R&D teams as well as OEM organizations in China and Taiwan. Dr. Zhang has a technical background (including coating of semiconductor devices) and experience in business and general management.

Mandy Chung -- Ms. Chung is our Chief Financial Officer, Secretary, and Treasurer.  She graduated from Texas A&M University (College Station) with a Master’s degree in Finance and a Bachelor’s degree in Accounting. She co-founded Chung & Chung Accountancy Corporation, CPAs. Ms. Chung has over 10 years of public accounting experience in providing auditing, accounting, business consulting and tax services to a wide range of industries. She has extensive experience in performing reviews and audits for various organizations, including SEC reporting companies. In addition, Ms. Chung helped the former founder of Dietrich Coffee to prepare a ten-year business and financial plan to establish a new series of coffee stores. Ms. Chung has also conducted various incurred costs audits for MGM Mirage, Los Angeles County Metropolitan Transportation Authority and Caltrans.

Hangbo (Henry) Yu -- Mr. Yu is our General Manager and a member of our Board of Directors.  He graduated from Beijing University of Aeronautics and Astronautics with a Bachelor’s degree in Structure Design. He has run several startup companies in China and Canada, respectively. Over the past 12 months, Mr. Yu has been working to establish relationships with major solar power equipment manufacturers in China. Mr. Yu is an experienced business and operation manager.

Fang Xu -- Dr. Xu is our Chief Technology Officer.  He graduated from the Electrical Department of Beijing University in China and got his Master Degree in Electronics from University of Alabama, and PhD in Photonics from University of California, San Diego. Dr. Xu is currently in charge of the research and development efforts in the company. Dr. Xu has over 13 years of experience in both in academic and industrial environments. Dr. Xu has extensive knowledge in photonics, and optics, as well as micro and nano-scale device processing technologies. In addition, Dr. Xu has hands on experience in making the nano-scale structure that modifies the effective dielectric properties of optical materials. Dr. Xu has been a pioneer in the use polarization selective materials to construction micro and nanoscale diffractive optical elements.

Shirley Liao -- Mrs. Liao is our Director of Administration.  She graduated from Guangxi University in Financial Management. She worked at an international trading company in China prior to moving to the United States. While working there, Mrs. Liao acquired experience in international trade as well as general management. She started her own trading company after moving to the United States. Mrs. Liao holds an MBA as well as a real-estate license in California.

Anyork Lee -- Mr. Lee is a member of our Board of Directors.  He graduated from National Taiwan University, Taiwan and got his MBA from California State University, Stanislaus, in 1979. He is the president of CAAM (California Alliance of Acupuncture Medicine), Chairman of Southern California Chapter of APIAP (Asian Pacific Island American Public Affair Association), and a Planning Committee Member of Susan Samueli Center for Integrative Medicine at University of California, Irvine. He was also a Governing Board Member of Walnut Valley from 1997 to 2005, and Board Member of the Chinese American Association of Diamond Bar.

Directors

Our bylaws authorize no less than one (1) and no more than twelve (12) directors. We currently have three directors.  Pursuant to the terms of the Acquisition, Zhijian (James) Zhang, Hangbo (Henry) Yu, and Anyork Lee, who prior to the Merger were the directors of Sunvalley, were appointed as our directors.

All directors hold office for one-year terms until the election and qualification of their successors. Officers are elected by the board of directors and serve at the discretion of the board.

There are no family relationships between or among the directors, executive officers or persons nominated or chosen by the Company to become directors or executive officers other than Shirley Liao and Hangbo (Henry) Yu who are wife and husband.

Committees of the Board

We do not currently have a compensation committee, executive committee, or stock plan committee.

Audit Committee

We do not have a separately-designated standing audit committee. The entire Board of Directors performs the functions of an audit committee, but no written charter governs the actions of the Board when performing the functions of what would generally be performed by an audit committee. The Board approves the selection of our independent accountants and meets and interacts with the independent accountants to discuss issues related to financial reporting. In addition, the Board reviews the scope and results of the audit with the independent accountants, reviews with management and the independent accountants our annual operating results, considers the adequacy of our internal accounting procedures and considers other auditing and accounting matters including fees to be paid to the independent auditor and the performance of the independent auditor.

Nomination Committee

Our Board of Directors does not maintain a nominating committee. As a result, no written charter governs the director nomination process. Our size and the size of our Board, at this time, do not require a separate nominating committee.

When evaluating director nominees, our directors consider the following factors:

•	The appropriate size of our Board of Directors;
•	Our needs with respect to the particular talents and experience of our directors;
•
The knowledge, skills and experience of nominees, including experience in finance, administration or public service, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board;

•	Experience in political affairs;
•	Experience with accounting rules and practices; and
•	The desire to balance the benefit of continuity with the periodic injection of the fresh perspective provided by new Board members.

Our goal is to assemble a Board that brings together a variety of perspectives and skills derived from high quality business and professional experience. In doing so, the Board will also consider candidates with appropriate non-business backgrounds.

Other than the foregoing, there are no stated minimum criteria for director nominees, although the Board may also consider such other factors as it may deem are in our best interests as well as our stockholders. In addition, the Board identifies nominees by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination. If any member of the Board does not wish to continue in service or if the Board decides not to re-nominate a member for re-election, the Board then identifies the desired skills and experience of a new nominee in light of the criteria above. Current members of the Board are polled for suggestions as to individuals meeting the criteria described above. The Board may also engage in research to identify qualified individuals. To date, we have not engaged third parties to identify or evaluate or assist in identifying potential nominees, although we reserve the right in the future to retain a third party search firm, if necessary. The Board does not typically consider shareholder nominees because it believes that its current nomination process is sufficient to identify directors who serve our best interests.

Executive Compensation

Compensation Discussion and Analysis

We presently do not have employment or compensation agreements with any of our named executive officers and have not established any overall system of executive compensation or any fixed policies regarding compensation of executive officers.  Currently, our executive officers receive fixed cash compensation as set forth below.

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to each named executive officer for our last two completed fiscal years for all services rendered to us.

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Zhijian (James) Zhang, President, CEO, and Director	2009 2008	99,400 75,400	-0 -0	-0 -0	-0 -0	-0 -0	-0 -0	-0 -0
Mandy Chung, CFO, Secretary, and Treasurer	2009 2008	42,000 30,000	-0 -0	-0 -0	-0 -0	-0 -0	-0 -0	-0 -0
Hangbo (Henry) Yu, General Manager and Director	2009 2008	96,000 72,000	-0 -0	-0 -0	-0 -0	-0 -0	-0 -0	-0 -0
Fang Xu, CTO	2009 2008	7,200 0	-0 -0	-0 -0	-0 -0	-0 -0	-0 -0	-0 -0
Shirley Liao, Director of Administration	2009 2008	43,000 43,000	-0 -0	-0 -0	-0 -0	-0 -0	-0 -0	-0 -0
Marco Bastidas, former sole officer	2009 2008	0 0	0 0	0 0	0 0	0 0	0 0	0 0	0 0

Narrative Disclosure to the Summary Compensation Table

Currently, our executive officers receive fixed cash compensation as set forth in the Summary Compensation Table. We presently do not have employment or compensation agreements with any of our named executive officers and have not established any overall system of executive compensation or any fixed policies regarding compensation of executive officers.

Stock Option Grants

We have not granted any stock options to the executive officers or directors since our inception.

Outstanding Equity Awards At Fiscal Year-end Table

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer outstanding as of the end of our last completed fiscal year.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Shares of Stock That Have Not Vested (#)	Market Value of Shares or Shares of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Shares or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Shares or Other Rights That Have Not Vested (#)
Zhijian (James) Zhang, President, CEO, and Director	-	-	-	-	-	-	-	-	-
Mandy Chung, CFO, Secretary, and reasurer	-	-	-	-	-	-	-	-	-
Hangbo (Henry) Yu, General Manager and Director	-	-	-	-	-	-	-	-	-
Fang Xu, CTO	-	-	-	-	-	-	-	-	-
Shirley Liao, Director of Administration	-	-	-	-	-	-	-	-	-
Marco Bastidas, former sole officer	-	-	-	-	-	-	-	-	-

Compensation of Directors Table

The table below summarizes all compensation paid to our directors for our last completed fiscal year.

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Zhijian (James) Zhang	0	-0	-0	-0	-0	-0	-0
Hangbo (Henry) Yu	0	-0	-0	-0	-0	-0	-0
Anyork Lee	0	-0	-0	-0	-0	-0	-0
Marco Bastidas, former director	-	-	-	-	-	-	-

Narrative Disclosure to the Director Compensation Table

We do not currently provide any compensation to directors for their service as directors.

Employment Agreements with Current Management

We do not currently have any employment agreements in place with any of our executive officers.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the beneficial ownership of our capital stock by each executive officer and director, by each person known by us to beneficially own more than 5% of any class of stock and by the executive officers and directors as a group. Except as otherwise indicated, all Shares are owned directly and the percentage shown is based on 4,191,359 shares common stock issued and outstanding following the Acquisition and the related events described herein.

Title of class	Name and address of beneficial owner (1)	Amount of beneficial ownership	Percent of class
Current Executive Officers & Directors:
Common Stock	Zhijian (James) Zhang 12161 Salix Way San Diego CA 92129	461,405 shares	11.01%
Common Stock	Hangbo (Henry) Yu 3309 S. Gauntlet Dr. West Covina, CA 91792	369,966 shares	8.83%
Common Stock	Anyork Lee 1050 Yorba Linda Blvd. Placentia, CA 92870	160,642 shares	3.83%
Common Stock	Shirley Liao 3309 S Gauntlet Dr. West Covina, CA 91792	92,904 shares	2.22%
Common Stock	Mandy Chung 1059 Moreno Way Placentia, CA 92870	36,144 shares	0.86%
Common Stock	Fang Xu 11239 Vandemen Way San Diego, CA 92131	669 shares	0.02%
Total of All Current Directors and Officers:
Common Stock		1,121,730 shares	26.77%
More than 5% Beneficial Owners
Common Stock	Haibo Yu 38499 Berkeley Common Fremont CA 94536	313,741 shares	7.49%

(1)
As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have "beneficial ownership" of any security that such person has the right to acquire within 60 days after such date.

Certain Relationships and Related Transactions

With the exception of the Acquisition, none of our directors or executive officers, nor any proposed nominee for election as a director, nor any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to all of our outstanding shares, nor any members of the immediate family (including spouse, parents, children, siblings, and in-laws) of any of the foregoing persons has any material interest, direct or indirect, in any transaction over the last two years or in any presently proposed transaction which, in either case, has or will materially affect us.

Description of Securities

Our authorized capital stock consists of 100,000,000 shares of common stock, $0.001 par value per share. Immediately following the Acquisition and the events reported herein, there were 4,151,359 shares of our common stock issued and outstanding.

Common Stock

The holders of common stock are entitled to one vote per share. Our certificate of incorporation does not provide for cumulative voting. The holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the board of directors out of legally available funds. However, the current policy of the board of directors is to retain earnings, if any, for operations and growth. Upon liquidation, dissolution or winding-up, the holders of common stock are entitled to share ratably in all assets that are legally available for distribution. The holders of common stock have no preemptive, subscription, redemption or conversion rights.

In the event of any merger or consolidation with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of our common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash). Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Registration Rights

We have not agreed to file a registration statement for any of the shares issued in connection with the Acquisition.

Market Price and Dividends

Sunvalley is, and has always been, a privately-held company. There has never been a public market for the securities of Sunvalley. PrismOne has never declared or paid any cash dividends on its capital stock. In addition, there has never been a trading market for Sunvalley’s common stock.

Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the governing Nevada statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation. Our articles of incorporation do not contain any limiting language regarding director immunity from liability. Excepted from this immunity are:

1.	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

2.	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

3.	a transaction from which the director derived an improper personal profit; and

4.	willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

1.	such indemnification is expressly required to be made by law;

2.	the proceeding was authorized by our Board of Directors;

3.	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

4.	such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer of the company, except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

Trading Information

Our common stock is currently quoted on the OTC Bulletin Board (“OTCBB”), which is sponsored by the FINRA. The OTCBB is a network of security dealers who buy and sell stock. The dealers are connected by a computer network that provides information on current "bids" and "asks", as well as volume information. As of June 16, 2009, our shares were quoted on the OTCBB under the symbol “WRMI.”

The following table sets forth the range of high and low bid quotations for our common stock for each of the periods indicated as reported by the OTCBB. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

Fiscal Year Ending March 31, 2010
Quarter Ended	High $	Low $
March 31, 2010	n/a	n/a
December 31, 2009	n/a	n/a
September 30, 2009	n/a	n/a
June 30, 2009	n/a	n/a

Fiscal Year Ending March 31, 2009
Quarter Ended	High $	Low $
March 31, 2009	n/a	n/a
December 31, 2008	n/a	n/a
September 30, 2008	n/a	n/a
June 30, 2008	n/a	n/a

The last sales price of our common stock was $0.30 per share on April 22, 2010.

Transfer Agent

The transfer agent for our common stock is Empire Stock Transfer Co.

Section 3 – Securities and Trading Markets

Item 3.02.     Unregistered Sales of Equity Securities

In connection with the Acquisition, the previous shareholders of Sunvalley received 2,514,959 shares of our common stock. The 2,514,858 shares of our common stock which were issued to the former holders of common stock of Sunvalley on the effective date of the Acquisition were done so in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act.

Section 5 – Corporate Governance and Management

Item 5.01.     Changes in Control of Registrant.

Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 5.02.     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

At the effective time of the Acquisition, Marco Bastidas resigned as our sole director and officer. There was no known disagreement with Mr. Bastidas on any matter relating to our operations, policies, or practices. Pursuant to the terms of the Exchange Agreement, our new directors and officers are as set forth herein. Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 24, the Board of Directors authorized a change in the Company’s fiscal year end to December 31 from March 31, effective for fiscal year 2010.  The Company plans to report its financial results for the nine month transition period of March 31, 2010 through December 31, 2010 on an Annual Report on Form 10-K and to thereafter file reports for each twelve month period ended December 31 of each year.

Section 9 – Financial Statements and Exhibits

Item 9.01.     Financial Statements and Exhibits

Financial Statements of Businesses Acquired. In accordance with Item 9.01(a), the audited financial statements of our predecessor Sunvalley Solar, Inc., a California corporation, for the years ended December 31, 2009 and 2010, are filed with this Current Report on Form 8-K as Exhibit 99.1.  The unaudited financial statements of Sunvalley Solar, Inc. for the interim period ended March 31, 2010 are filed with this Current Report on Form 8-K as Exhibit 99.2

Pro Forma Financial Information. In accordance with Item 9.01(b), our pro forma financial statements are filed in this Current Report on Form 8-K as Exhibit 99.3.

(c)                      Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
2.1	Share Exchange Agreement (1)
99.1	Audited financial statements of Sunvalley Solar, Inc. for the years ended December 31, 2009 and 2008 (1)
99.2	Unaudited financial statements of Sunvalley Solar, Inc. for the interim period ended March 31, 2010 (1)
99.3
Unaudited pro forma condensed combined balance sheet as of March 31, 2010; and unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2010; and unaudited pro forma condensed combined balance sheet as of December 31, 2009; and unaudited pro forma condensed combined statement of operations for the year ended December 31, 2009 (1)

(1) Incorporated by reference to the Current Report on Form 8-K filed on June 30, 2010.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Western Ridge Minerals, Inc.

/s/ Zhijian James Zhang
Zhijian (James) Zhang
Chief Executive Officer

Date:   April 8, 2011